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EXHIBIT 10 - MATERIAL CONTRACT:  SUPPLY AGREEMENT BY AND
BETWEEN SIGNATURE BRANDS, INC. AND MEASUREMENT SPECIALTIES, INC.
September 30, 1997


AGREEMENT


This Agreement is made and entered into this 26 day of September, 1997 by and between Signature Brands, Inc., an Ohio corporation ("SBI"), and Measurement Specialties, Inc., a New Jersey corporation ("MSI").

WHEREAS, MSI is engaged in the manufacture and distribution of lithium-powered scales and other scale products (including body-weight type bathroom scales) and the components and parts related thereto; and

WHEREAS, SBI, formerly known as Health o meter, Inc., a Delaware corporation ("HOM"), is engaged in the manufacture and distribution of scales, including body weight scales for consumer use, medical scales, office scales, food service scales, and other scales for professional use; and

WHEREAS, MSI and HOM have previously entered into an agreement dated December 27, 1993 (the "1993 Agreement") providing for the sale by MSI of various lithium-powered scales and components to HOM; and

WHEREAS, since the 1993 Agreement, MSI has sold to HOM and SBI various lithium-powered scales and components in accordance with the terms of the 1993 Agreement; and

WHEREAS, MSI and SBI now desire to enter into an exclusive arrangement superseding the 1993 Agreement and any amendments thereto, pursuant to which SBI will be the sole distributor within the defined territory of certain scales manufactured by MSI;

NOW, THEREFORE, for and in consideration of the premises contained herein, the parties mutually agree as follows:


I. DEFINITIONS

Unless the context clearly indicates otherwise, the following terms as used herein shall have the meanings set forth below:

A. "Products" shall refer to any and all products sold to SBI by MSI pursuant to this Agreement.

B. "MSI/SBI Scales" shall refer to Products which are designed by MSI, and for which the tooling is owned by MSI. The parties acknowledge that MSI Scales shall include SBI (formerly HOM) Models 601 and 605, as well as any other scale models which the parties may agree to designate in writing as MSI/SBI Scales during the term of this Agreement.

C. "SBI Scales" shall refer to Products for which the aesthetic design is proprietary to SBI, and for which the tooling is owned by SBI. The parties acknowledge that SBI Scales shall include SBI (formerly HOM) Models 604, 606 and 193, as well any other scale models which the parties may agree to designate in writing as SBI Scales during the term of this Agreement.

D. "Body Weight Scales" shall refer to any scales designed for the measurement of human body weight, whether such scales are intended for consumer or professional use.

E. "Territory" shall refer to the United States (including Alaska and Hawaii).

F. "Other Lithium Scales" shall refer to any lithium powered Body Weight Scales manufactured by, for or on behalf of MSI, which are not Products under this Agreement.


II.PRODUCT SALES AND DELIVERIES

A. Product Sales

During the term of this Agreement, MSI agrees to manufacture and supply SBI with, and SBI agrees to purchase from MSI, the Products ordered by SBI at the prices and on the terms and conditions set forth herein.

B. Pricing

1. Sales Within Territory

An initial price list for the Products is attached hereto as Exhibit A. The parties agree that all Product prices reflected on Exhibit A will be ________ effective September 1, 1997. In addition. MSI agrees to implement _________ effective June 30, 1998. Such _____________ shall become effective as of June 30, 1998 unless MSI demonstrates by documentation reasonably acceptable to SBI that (1) MSI in fact implemented ____________ contemplated by the parties; and
(2) such ______________________.

2. Sales Outside of Territory

For any purchase order of Products intended for sales outside of the Territory (to the extent permitted by Section III, below), pricing shall be as set forth in Subsection 1, above, provided that the quantity of Products in such purchase order is at least _____ units. For any such purchase order under _____ units, pricing shall be as set forth in Exhibit B hereto. In any event the minimum order for Products intended for sales outside of the Territory shall be ____ units.

C. Purchase Orders

All purchase orders for Products will be issued by SBI in the form of purchase order attached hereto as Exhibit C. This Agreement shall be incorporated into, and made a part of, each and every purchase order for Products. In the event of conflict between any provision of this Agreement and any provision of the Standard Contract Terms and Conditions set forth in the purchase orders, this Agreement shall govern. In the event of any conflict between any provision of this Agreement and the face of any purchase order for Products, such purchase order shall govern.

D. Packaging

All Products shall be packaged as the parties mutually agree.

E. Warranty

MSI warrants to SBI that the Products sold to SBI under this Agreement (i) will be free from defects in manufacturing, materials, workmanship, packaging and labeling, and (ii) will conform to the specifications and quality standards established by SBI and accepted by MSI for each Product.

F. Delivery and Import Duties

All deliveries of Products shall be FOB Hong Kong Port or such other shipping points in the country or countries of manufacture that may be designated by mutual agreement of MSI and SBI.

G. Shipment and Insurance

MSI will arrange shipment according to SBI's shipping instructions contained in a purchase order or other direction from SBI, at SBI's cost (which cost shall be invoiced directly to SBI) to customers or facilities designated from time to time by SBI. SBI shall be responsible for insurance on all shipments.

H. Inspection; Quality Assurance

SBI shall have the right, upon reasonable notice to MSI: (1) to monitor and inspect manufacture and test operations during normal business hours; (2) to perform quality assurance tests on site; (3) to inspect all records and data accumulated in the course of the activities contemplated hereby; and (4) to insist on strict compliance with the terms hereof. If any Product sold to SBI pursuant to the Agreement fails to comply with any of the conditions set forth in Section II.E., above, then, at SBI's option, SBI may return any defective products to MSI for replacement (with all shipping, repackaging, replacement and repair costs to be at the expense of MSI). SBI agrees to notify MSI promptly after discovering defects in any Products hereunder.

I. Forecasts

SBI shall Provide MSI with a four-month rolling forecast of intended purchases of Products, which shall be updated on a monthly basis. These forecasts are intended for planning purposes only, and shall not be considered firm or binding commitments.

J. Payment Terms

Payment for purchases shall be by wire transfer within 15 days of SBI's receipt of goods at dock in Hong Kong or such other shipping point designated by the parties pursuant to subsection F, above.



III. DISTRIBUTION RIGHTS; EXCLUSIVITY

A. General Provisions

The parties agree that all Products sold to SBI pursuant to this Agreement shall be designated as either MSI/SBI Scales or SBI Scales, as those terms are defined in Section I, above, unless otherwise agreed in writing by the parties. It is agreed and understood that SBI may market and sell the Products, to the extent permitted by this Agreement, under any SBI trademark or tradenames owned, licensed or otherwise controlled by SBI, including, without limitation, HEALTH 0 METER(r), PELOUZE(r), BORG(r), and COUNSELOR(r) (collectively, the Trademarks"). To the extent that MSI retains any rights to sell, market or distribute Products under this Agreement, MSI agrees that it shall not, under any circumstances, use, display or exhibit any Trademarks in connection with such marketing, sale or distribution.

B. MSI/SBI Scales

Notwithstanding any other provision of this Agreement, SBI shall have, and MSI hereby grants to SBI, the exclusive right to market, sell and distribute, in the Territory, all MSI/SBI Scales, in any and all channels of distribution. SBI shall have no right to market, sell or distribute any Products which are MSI/SBI Scales outside of the Territory, except upon express written agreement by MSI, in which case SBI shall have the non-exclusive right to market, sell or distribute the specified MSI/SBI Scales outside of the Territory. MSI shall retain all rights to sale and distribution of MSI/SBI Scales outside of the Territory.

C. SBI Scales

Notwithstanding any other provision of this Agreement, SBI shall have, and MSI hereby grants to SBI, the exclusive right to sell and distribute SBI Scales anywhere in the world, in any and all channels of distribution, under any Trademarks. MSI shall have no right to sell or distribute SBI Scales inside or outside of the Territory, except upon express written agreement by SBI, in which case MSI shall have the non-exclusive right to market, sell or distribute the specified SBI Scales outside of the Territory.

D. Other Lithium Scales

Notwithstanding any other provision of this Agreement, MSI agrees that it will not sell, market or distribute Other Lithium Scales to any scale manufacturer or OEM distributor other than SBI for the purpose of sale or distribution within the Territory. MSI shall retain the right to sell, market and distribute, on its own behalf, Other Lithium Scales within the Territory directly to the retailers identified in Exhibit D, and in the channels of distribution identified in Exhibit D hereto. MSI shall further retain unrestricted rights to sell Other Lithium Scales outside of the Territory.

E. Right of First Refusal

As used herein, "New Products" shall refer to any scale products developed and solely owned by MSI during the term of this Agreement. MSI agrees that SBI shall have a Right of First Refusal (as defined below) for any and all New Products which (1) fall within the following product categories: (1) medical scales; (2) bath scales; (3) food scales; or (4) office scales. For any New Product subject to SBI's Right of First Refusal hereunder, the parties agree that MSI will provide SBI with a written description of such New Product, including specifications, prototypes and samples, where available. SBI shall then have the opportunity to negotiate with MSI for the acquisition of distribution rights for such New Product. If the parties fail to reach an agreement regarding such New Product within ninety (90) days of the date on which SBI receives a written description, then MSI shall have the right to market such New Product to third parties. "New Products," as used in this Section, shall refer to new product designs and/or new technology, but shall not include minor aesthetic variations in pre-existing products, such as a new top or mat for an existing platform.

The parties further agree that they will endeavor to jointly develop other scale and home health care products on terms mutually acceptable to each of them.

F. Right to Supply

For Purposes of this provision, "Third Party Purchases" shall refer to purchases by SBI of lithium-powered scale products from any supplier other than MSI; and "Third Party Supplier" shall refer to any supplier of lithium-scale products other than MSI.

Subject to the terms, conditions and limitations set forth herein, SBI agrees that it will, during the term of this Agreement (including any renewal term) purchase at least _______ of its total requirements of lithium-powered scales from MSI. SBI's compliance with this provision shall be measured quarterly during the term of this Agreement by comparing for the preceding twelve-month period. The total dollar volume of Products purchased by SBI from MSI with the total dollar volume of all lithium-powered scales purchased by SBI from any supplier, including MSI and Third Party Suppliers. In the event that SBI purchases less than ________ of its total requirements of lithium-powered scales from MSI during any twelve-month period, then MSI's sole and exclusive remedy shall be the right, within 60 days of the end of such calendar year, and upon 30 days written notice, to convert any exclusive rights granted to SBI under this Agreement (not including the exclusive rights with respect to SBI Scales under Section III.C.) to non-exclusive rights for the remainder of the term of this Agreement and be relieved of the objectives of Sections III.D. and E.

In the event of a Change of Control (as defined herein) during the term of the Agreement, the provisions of this section shall not apply provided that the _______ requirement was met for the twelve months period prior to the Change of Control.

MSI will exert its best efforts to provide Products at competitive pricing, quality and delivery as compared to any other vendor that offers substitute Products. Furthermore, it will exert its best efforts to provide all Other Products required by SBI. It will not intentionally or unreasonably withhold its best efforts in supplying SBI with Products or Other Products needed by SBI at competitive pricing, quality and delivery as compared to any other vendor that offers substitute Products. If requested by SBI, MSI will provide substantiation of these efforts. Should SBI purchase more than _______ of its requirements for lithium powered scales from a third party as a result of MSI's willful or unreasonable actions which result in less than its best efforts being exerted in this regard, then the provisions of this section will not apply. Disputes arising from this paragraph will be submitted to binding arbitration.

As used herein, "Change of Control" shall mean any of the following:

i) any consolidation or merger of MSI in which MSI is not the continuing or surviving corporation or pursuant to which shares of MSI's common stock would be converted into cash, securities or other property (other than a merger in which the holders of MSI common stock maintain the same proportionate ownership in the surviving corporation after the merger as they held in MSI prior to such merger; or

ii) any person, entity or group shall acquire fifty (50) percent or more of the outstanding common stock of MSI.

The requirements of this section shall not affect the minimum purchase requirements set forth in Paragraph VI.B. below.


IV.SERVICES

A. Engineering

MSI shall, if requested, provide to SBI, without cost, reasonable electronic engineering services, mechanical engineering services, and other technical advice and know-how necessary for the service and repair of Products.

B. Research and Development

Upon SBI's request and pursuant to terms mutually agreed upon by the parties, MSI will conduct product research and development activities on behalf and for the benefit of SBI with respect to MSI's strain gauge and lithium technology as it applies to scale products.


V. CONFIDENTIALITY

MSI and SBI each agrees on behalf of itself, its officers, employees and agents, to maintain in strict confidence, not to disclose to any third party, to take all reasonable precautions to prevent disclosure of, not to make any unauthorized use of and to take all reasonable precautions to prevent unauthorized use of, any know-how and to enter into a mutual confidentiality agreement in a form agreed upon by the parties.


VI.TERM; MINIMUM PURCHASE REOUIREMENTS

A. Term

This Agreement shall have a term ending December 31, 2000, unless earlier terminated under any other provision of this Agreement. The Agreement will be automatically renewed for additional one-year terms unless either party gives written notice no less than six (6) months prior to the expiration of the term (including any renewal term) of its intent not to renew the Agreement.

B. Minimum Purchase Requirements

Notwithstanding the foregoing, if SBI's total purchases of Products do not exceed the amounts set forth below for any calendar year, then, in such case, MSI may elect, in writing, and upon ninety (90) days advance notice, to convert any exclusive rights granted to SBI under Section III(B) to non-exclusive rights and be relieved of obligations under Sections III.D and III.E for the remainder of the term of this Agreement:
1998           $ ______________
1999           $ ______________
2000           $ ______________

If the Agreement continues in effect for any renewal terms beyond December 31, 2000, then the parties agree that they will negotiate in good faith concerning the amount of purchases required to maintain exclusivity for such renewal term.

Nothing herein shall be construed as a contractual commitment on the part of SBI to purchase the foregoing minimums. MSI's sole and exclusive remedy in the event of failure to achieve the foregoing minimum purchase amounts shall be the right to convert SBI's exclusive rights to non-exclusive rights as described above.

C. Termination for Cause

If either party should fail to pay or perform any obligation that it has to the other party under this Agreement (said occurrence constituting a "Default"), then the non-defaulting party may give written notice to the defaulting party, and the defaulting party shall have fifteen (15) days after receipt to cure said Default. In the event the defaulting party does not cure the Default within said fifteen (15) day period to the reasonable satisfaction of the non-defaulting party, then the non-defaulting party may, at its option, terminate this Agreement or discontinue its performance during the pendency of said Default, in addition to seeking any other remedy or cause of action it may have. Even if a defaulting party is able to cure its Default hereunder in a timely manner, this shall not restrict the non-defaulting party's right to seek any damages to which it may prove itself entitled as a result of such Default. In no event will MSI or SBI be liable for any incidental or consequential damages as a result of this Agreement, except to the extent that such incidental or consequential damages are included in any claim brought by a Third party against SBI which is subject to indemnification under Section VII.F.



VII.GENERAL PROVISIONS


A. Relationship of The Parties

Nothing contained in this Agreement shall be construed to constitute either party as the partner, employee or agent of, or joint venture with, the other party, nor shall either party have any authority to bind the other in any respect.


B. Force Majeure

The obligations of MSI and SBI will be suspended to the extent and for the period that performance is prevented because of Force Majeure, which shall mean acts of God, strikes, lockouts, industrial or labor disturbances, act of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, wash-outs, tornadoes, hurricanes, boycotts, explosions and any other causes similar to those above which are not within the reasonable control of the party claiming force majeure, and which by the exercise of due diligence such party is unable to overcome. The party whose performance is so impaired shall promptly give notice to the other party, stating the reasons for the suspension, and shall resume performance as soon as possible.


C. Liquidation, Dissolution or Bankruptcy of MSI

MSI agrees that SBI shall have the right to acquire all intellectual property rights, patents, patent applications, technology and know-how applicable to lithium powered or permanently powered scales, and their "fair market value" in the event of the liquidation, dissolution or bankruptcy of MSI during the term of this Agreement.


D. Choice of Law

This Agreement shall be construed and interpreted under the laws of the State of Illinois applicable to contracts to be performed entirely within such state.

E. Effect of Default or Termination

In the event of the termination of this Agreement by reason of the Default of MSI, MSI shall, at SBI's option, have the obligation to complete and sell to SBI all Products that have been ordered by SBI prior to the occurrence of such Default. This section shall survive termination of the Agreement.

F. Indemnification by MSI

1. Intellectual Property

MSI hereby agrees to indemnify and hold SBI harmless from and against any liability, loss, damage, cost or expense (including reasonable attorneys' fees) which SBI may at any time suffer, incur or be required to pay by reason of any action, suit or proceeding alleging that any Products sold to SBI hereunder infringe the rights of any third parties; provided, however, that the foregoing duty to indemnify shall not apply to any claim based on the aesthetic design of any SBI Designed Scales.

2. Product Liability

MSI hereby agrees to indemnify and hold SBI harmless from and against any liability for property damage, bodily injury or economic damage, or other loss, damage, cost or expense arising out of or relating to any alleged defect in the design (with the exception of the aesthetic design of any SBI Designed Scales) or manufacturing of any Product sold pursuant to this Agreement.

3. Assumption of Defense

SBI will give MSI immediate notice of any action, claim, suit or proceeding subject to indemnification under this Section, and afford MSI the opportunity to assume the defense of same at its own expense. If MSI falls to defend any such action within thirty (30) days after notice from SBI, then SBI shall have the right to defend, and MSI shall assist and cooperate with SBI in such defense, and shall reimburse SBI for all costs, expenses and judgments incurred in such action. The indemnification granted under this section shall survive the termination of this Agreement.

G. Notices

Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing, and delivered personally or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date of such receipt), or by facsimile (such notice to be effective on the date the facsimile is confirmed), as follows:

If to MSI, addressed to:              If to SBI, addressed to
Measurement Specialties, Inc.         Signature Brands, Inc.
41 Plymouth Street                    7005 Cochran Road
Fairfield, NJ 07004                   Glenwillow, OH 44139
Attn.:  President                     Attn.:  President

                                      Copy to:
                                      Kathryn K. Vanderwist, Corporate Counsel

or to such other place as any party may designate by written notice to the others.

H. Successors and Assigns

This Agreement shall inure to the benefit of and be binding upon the respective parties hereto and their respective successors and assigns, including any parent or subsidiary of the respective parties. Neither party may assign this Agreement to a third party without the prior written consent of the other party, which consent shall not be unreasonably withheld. In the event of any such assignment, the assigning party shall remain secondarily liable unless otherwise agreed in writing by the non-assigning party.

I. Entire Agreement

This Agreement and the Schedules and Exhibit attached hereto embody the entire agreement among the parties, and supersedes all prior agreements or understandings.

J. Paragraph Headings

The paragraph headings used herein are descriptive only and shall not affect the meaning or interpretation of this Agreement.

K. Severability

If any provision of this Agreement shall for any reason be held violate of applicable law, and so much of said Agreement is held unenforceable, then the invalidity of such specific provision herein shall not be held to invalidate any other provision herein, which shall remain in full force and effect.

L. Non-waiver

Failure on the part of a party in any one or more instances to enforce any of its rights which arise in connection with this Agreement, or to insist upon the strict performance of any of the terms, conditions or covenants of this Agreement, shall not be construed as a waiver or relinquishment for the future of any such rights, terms, conditions or covenants. No waiver of any condition of this Agreement shall be valid unless it is in writing.

M. Conflict

In the event of any conflict between the provisions contained in this Agreement and the terms and conditions contained in a purchase order, the provisions of this Agreement shall fully govern and control.



IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the date first above written.


SIGNATURE BRANDS, INC.                           MEASUREMENT SPECIALTIES, INC.
By:    /s/ S. Donald McCullough                  By:    /s/ Joseph R. Mallon Jr.
Its:     President                               Its:     CEO
Date:  9/26/97                                   Date:  9/26/97


EXHIBIT A
Price List
[omitted from Exhibit]


EXHIBIT B
Pricing on Products Purchased for Sales Outside of Territory
Orders of Less than   Units
[omitted from Exhibit]


EXHIBIT C
[Form of Purchase Order omitted from Exhibit]


EXHIBIT D
MSI Rights to Sell Other Lithium Scales Within Territory


Customers:
JC Penneys
Sears
Home Shopping Network
Kohls

Channels of Distribution:
Department Stores
Specialty Stores
Direct Mail
Catalogue Showroom
Premium
Military
Electronics Specialty Stores
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